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                                                                     EXHIBIT 8.1

                               MORRISON & FOERSTER LLP
                                   ATTORNEYS AT LAW

                                  425 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94105-2482


                                     July 24, 1997

Progenitor, Inc.
1507 Chambers Road
Columbus, Ohio 43212

    Re: Amended and Restated Agreement and Plan of Reorganization dated as of February 14, 1997, as further amended, by and between Progenitor, Inc., MG Merger Sub Corp., and Mercator Genetics, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Progenitor, Inc., a Delaware corporation "(Progenitor") in connection with the proposed merger (the "Reorganization") of MG Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Progenitor ("Merger Sub"), with and into Mercator Genetics, Inc., a Delaware corporation ("Mercator") pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of February 14, 1997, as further amended (the "Reorganization Agreement"), among Progenitor, Merger Sub and Mercator. The Reorganization and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Progenitor which includes the Information Statement/Prospectus of Progenitor and Mercator (the "Information Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Information Statement/Prospectus.

         In connection with this opinion, we have examined and are familiar with the Reorganization Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Reorganization will be consummated in the manner contemplated by the Information Statement/Prospectus and in accordance with the provisions of the Reorganization Agreement, (ii) the truth and accuracy of the representations, warranties made by Progenitor and Mercator in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by Progenitor, Mercator and certain shareholders of Mercator.


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                               MORRISON & FOERSTER LLP

Progenitor, Inc.
July 24, 1997
Page Two


         Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the limitations and qualifications described therein, expresses our opinion as to the material Federal income tax consequences if the Reorganization is effected in accordance with the terms of the Reorganization Agreement. Because this opinion is being delivered prior to the Effective Time of the Reorganization, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Reorganization or that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material Federal income tax consequences of the Reorganization, including the Information Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       /s/ Morrison & Foerster LLP